UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2011

TODA INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Cayman Island	000-52346	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Dalian TOFA New Materials Development Co, Ltd. No. 18-2-401 Gangjing Garden, Dandong Street, Zhongshan District Dalian, Liaoning Province People’s Republic of China	116001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (411) 8278-9758

Summit Growth Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 15, 2011, pursuant to an Information Statement on Schedule 14C mailed on April 25, 2011 to shareholders of record as of the close of business on March 31, 2011, the Company held a general meeting of shareholders (the “Meeting”)

The proposals voted on and approved or disapproved by the shareholders of the Company at the Meeting, and the results of the voting on such proposals, were as follows:
Proposal	Votes For	Votes Against	Abstentions
No. 1. Vote to approve change of the name of the Company from Summit Growth Corporation to TODA International Holdings Inc.	32,839,910 ordinary shares and 104,571.95 preference shares	0	0

No. 2. The Company’s shareholders agreed to effect a one-for-two consolidation of the Company’s issued and outstanding ordinary shares and to increase the amount of the Company’s ordinary shares from 39,062,500 shares to 100,000,000 shares	32,839,910 ordinary shares and 104,571.95 preference shares	0	0

The forgoing proposals, having passed by the requisite affirmative votes of the shareholders, were submitted for filing to the Registrar of Companies of the Cayman Islands on May 16, 2011 and are deemed effective on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TODA INTERNATIONAL HOLDINGS INC.

Date: May 16, 2011	By:	/s/ Chuan-Tao Zheng
Chuan-Tao Zheng President and Chief Executive Officer